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                                                                     EXHIBIT 3.1


                               State of Delaware
                                                                     PAGE 1
                       Office of the Secretary of State
                       --------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HERBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "L90, INC.", FILED IN THIS OFFICE ON THE ELEVENTH DAY OF FEBRUARY, A.D. 2000, AT 9 O'CLOCK A.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

                                                 /s/ Edward J. Freel
                                    [SEAL]  ___________________________________
                                            Edward J. Freel, Secretary of State

                                                                   0255650
                                            AUTHENTICATION:
                                                                   02-14-00
                                                  DATE:

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                             AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                                   L90, INC.


        L90, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation") hereby certifies as follows:

        FIRST: The Corporation's present name is L90, Inc., which is the name under which the corporation was originally incorporated; and the date of filing the original certificate of incorporation of the Corporation with the Secretary of State of the State of Delaware is September 14, 1999.

        SECOND: This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 228, 242 and Section 245 of the General Corporation Law of the State of Delaware and amends and restates the provisions of the existing Amended and Restated Certificate of Incorporation of the Corporation.

        THIRD: The text of the Corporation's Amended and Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as set forth in Exhibit A.

        IN WITNESS WHEREOF, L90, Inc. has caused this Amended and Restated Certificate of Incorporation to be executed by Thomas A. Sebastian, the Senior Vice President and Chief Financial Officer of the Corporation, on the 3rd day of February, 2000.

                                        L90, Inc.
                                        a Delaware Corporation



                                        By: /s/ Tom Sebastian
                                            -----------------------
                                        Name:  Thomas A. Sebastian,
                                        Title: Senior Vice President,
                                               Chief Financial Officer
                                               and Assistant Secretary



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                                   EXHIBIT A

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                                   L90, INC.

                                      I.

                   The name of this Corporation is L90, INC.

                                      II.

                   The address of the registered office of the Corporation in the State of Delaware is c/o and the Corporation Service Company, 1013 Centre Road, New Castle County, Wilmington, Delaware 19805, and the name of the registered agent at that address is Corporation Service Company.

                                      III.

                     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                     IV.

                     (a) The Corporation is authorized to issue two classes of shares of stock designated as "Common Stock" and "Preferred Stock" respectively.
                               ------------       ---------------
The number of shares of Common Stock which the Corporation is authorized to issue is fifty-three million three hundred thirty-three thousand three hundred thirty-three (53,333,333) and the number of shares of Preferred Stock which the Corporation is authorized to issue to six million nine hundred ninety-eight thousand (6,998,000). The par value of the Common Stock and the Preferred Stock shall be $0.001 per share.










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         (b) Except as may be determined by the Board in designating the rights, privileges, preferences and restrictions applying to any series of Preferred Stock pursuant to subparagraph (c) below or as otherwise provided by law, the holders of the Common Stock shall have the right to notice of stockholders' meetings and voting rights and powers.

         (c) The Board is authorized to designate that the Preferred Stock be divided into any number of series, and it is authorized to determine the designation of any such series and to fix the number of shares in any such series and may, as to any such series, within the limits and restrictions stated in any resolution or resolutions of the Board originally fixing the number of shares constituting any series, increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of the shares of that series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares in such series. The Board may determine or alter the rights, privileges, preferences and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock.

                                      V.

        The number of directors which shall constitute the whole Board shall be fixed by, or in the manner provided in, the Bylaws of the Corporation.

                                      VI.

        In furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, repeal, alter, amend and rescind the Bylaws of the Corporation.

                                     VII.

        Election of directors at an annual or special meeting of stockholders need not be by written ballot unless the Bylaws of the Corporation shall so provide.


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                                     VIII.

        A director shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the elimination or limitation of liability is not permitted under the Delaware General Corporation Law as in effect when such liability is determined. No amendment or repeal of this provision shall deprive a director of the benefits hereof with respect to any act or admission occurring prior to such amendment or repeal.

                                      IX.

        The Corporation shall, to the fullest extent permitted by the Delaware General Corporation Law, as it may be amended and supplemented from time to time, indemnify any and all persons whom it shall have the power to indemnify under such law against any expenses, liabilities or other matter referred to in or covered by that section. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of heirs, executors and administrators of such a person.

                                      X.

        The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.